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                                                                    EXHIBIT 23.3

PRICEWATERHOUSECOOPERS


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                                              PRICEWATERHOUSECOOPERS LLP
                                              CHARTERED ACCOUNTANTS
                                              5700 Yonge Street
                                              Suite 1900
January 7, 1999                               North York Ontario
                                              Canada M2M 4K7
                                              Telephone +1 (416) 218 1500
                                              Facsimile +1 (416) 218-1499
                                              Direct Tel. +1 (416) 218-1432
                                              Direct Fax +1 (416) 218-1499

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Pre-Effective Amendment No.1 to Registration Statement on Form F-3 (File No.333-91155) of Visible Genetics Inc. (the "Company") dated January 10, 2000, of our report dated February 19, 1999 relating to our audit of the Company's consolidated balance sheets as at December 31, 1998 and 1997 and the consolidated statements of operations, deficit, comprehensive loss, and cash flows for the years ended December 31, 1998, 1997 and 1996, which report is included in the Company's Annual Report on Form 20-F/A-1 dated January 10, 2000, and to the reference in the Registration Statement to our firm under the headings "Selected Consolidated Financial Data" and "Experts."

  /s/ PricewaterhouseCoopers LLP

Chartered Accountants